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                                                                   EXHIBIT 10(m)

                           SCIENTIFIC-ATLANTA, INC.

                    ANNUAL INCENTIVE PLAN FOR KEY EMPLOYEES




                                                      AS AMENDED AUGUST 20, 1998
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                           SCIENTIFIC-ATLANTA, INC.
                    ANNUAL INCENTIVE PLAN FOR KEY EMPLOYEES

1. PURPOSE OF THE PLAN. The purpose of this Plan is to improve the return to the Company's stockholders by providing incentive compensation awards to selected Key Employees of the Company for superior performance and by attracting and retaining individuals of outstanding skills, experience and ability. Quantitative and qualitative objectives, i.e., standards of performance, are set at such a level as to require the key employees to excel in order to attain them. To these ends, the Plan provides a means of rewarding those who contribute through their individual performance to the objectives of the Company.

2. DEFINITIONS. When used herein, the following terms shall have the meaning set forth below:

     2.1  "Board" - The Board of Directors of the Company.

     2.2 "Business Unit" - An organizational unit, i.e., business unit, region, function, division, group or sector.

     2.3 "Company" - Scientific-Atlanta, Inc. and its subsidiaries or affiliates.

     2.4 "Committee" - The Human Resources and Compensation Committee of the Board of Directors.

     2.5 "Key Employee" - A corporate officer or other executive employee of the Company who has a significant impact, directly or indirectly, on profits and Company performance, as determined by the Company and approved by the Committee.

     2.6 "Participant" - A Key Employee selected in accordance with paragraph 4 of the Plan to receive an incentive compensation award in accordance with this Plan.

     2.7  "Plan" - This Annual Incentive Plan for Key Employees.

     2.8  "Plan Year" - A fiscal year of the Company.

     2.9 "Retire" - Voluntary termination of employment with the Company by a Participant after the date on which: (i) the Participant has completed five (5) years of Credited Service under the Retirement Plan, and (ii) the sum of such Participant's age and years of Credited Service equal sixty-five (65).

     2.10 "Retirement Plan" - The Scientific-Atlanta, Inc. Retirement Plan and Trust.

     2.11 "Target" - Incentive compensation award, expressed as a percentage of Participant's base salary, payable to a Participant upon meeting: (i) one hundred percent (100%) of quantitative and qualitative objectives and (ii) all other eligibility criteria under the Plan.

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3.   ADMINISTRATION AND INTERPRETATION OF THE PLAN.  The Committee shall have the sole and exclusive discretionary power to (i) approve eligible Participants, (ii) approve awards and payments under the Plan, (iii) interpret and construe the Plan, (iv) adopt, amend and rescind rules and regulations relating to the Plan, and (v) make all other determinations and take all other actions necessary or desirable for the Plan's administration. The Committee may delegate any of these powers to the Chief Executive Officer of the Company or to other officers of the Company in the Committee's discretion.

     The decision of the Committee on any question concerning the interpretation and administration of the Plan shall be final and conclusive. The Committee's determinations may differ in the Committee's sole discretion between different Participants, irrespective of whether they are similarly situated. Subject to paragraph 7, nothing in the Plan shall give any employee, his/her legal representative or assigns, any right to a payment or otherwise to participate in the Plan, except as the Committee may determine after the conclusion of a Plan Year.

4.   ELIGIBLE PARTICIPANTS.

     4.1 DESIGNATION AND APPROVAL. Participants will be designated from the Key Employees by the Chief Executive Officer of the Company and approved by the Committee in order to be eligible to receive an incentive compensation award under the Plan; provided, however, that
                                                       --------  -------
          if a Change in Control (as defined in paragraph 7) occurs prior to the time Participants are determined for the Plan Year in which the Change in Control occurs, all persons who were Participants in the prior Plan Year and who are active employees of the Company as of the date of the Change in Control shall be Participants for such Plan Year.

     4.2 REQUIREMENT OF ACTIVE EMPLOYMENT AS OF DATE WHICH COMMITTEE APPROVES AWARDS. Except as the Committee may otherwise determine or as provided in paragraph 7, in order to be eligible to earn and receive an incentive compensation award under the Plan, a Participant for any Plan Year must be an active employee of the Company on the date which the Committee meets and approves incentive compensation awards under this Plan after the end of the Plan Year. Accordingly, if a Participant voluntarily terminates his/her employment or if the Company involuntarily terminates a Participant's employment prior to the date upon which the Committee meets after the end of the Plan Year to approve incentive compensation awards for that Plan Year, the Participant does not earn and is not eligible to receive an incentive compensation award under the Plan.

     4.3 PRORATED AWARDS. The Committee may decide to award a prorated award to a Participant who is newly hired during the Plan Year or who is transferred from one Business Unit within the Company to another during a Plan Year, based on each Business Unit's results. Prorated awards may also be given to Participants who Retire during a Plan Year and to the estates of Participants who die during a Plan Year.

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5.  DETERMINATION OF INCENTIVE COMPENSATION AWARDS

     5.1 TARGETS. Each Participant will have a Target established for him/her by the Company for the Plan Year.

     5.2 FACTORS TO BE USED IN DETERMINATION OF AWARDS. Incentive Compensation awards under the Plan shall be calculated using a quantitative factor and a qualitative factor. These factors will be established as early in the Plan Year as practicable.

          5.2.1 The quantitative factor shall be determined using Company, Business Unit or Function results, as appropriate.

          5.2.2 The qualitative factor shall be determined by assessing the Participant's individual accomplishment of qualitative objectives established for the Participant for the Plan Year. The following procedure will be used in making appraisals of individual performance:

                 (a) At the beginning of the Plan Year, each person eligible to be a Participant and his superior will mutually establish individual performance objectives. These objectives should be specific and committed to writing. Copies of agreed-to objectives for all Participants should be forwarded to the respective Human Resources Director or the Senior Vice President of Human Resources.

                 (b) If during the year objectives are modified, deleted or added, an amended list of objectives should be prepared, agreed and forwarded to the office of the respective Human Resources Director or the Senior Vice President of Human Resources.

                 (c) At the end of the Plan Year, eligible Participants and their superiors will be asked to assess the degree to which the stated performance objectives were achieved. These assessments will be combined with the quantitative performance results and translated into incentive compensation awards to be recommended by the Chief Executive Officer of the Company and approved by the Committee. The Committee reserves the authority to exercise its judgment and approve justifiable exceptions to award levels determined solely by strict application of weightings and calculations under Plan provisions.

     5.3 WEIGHTING OF FACTORS. The weighting of the quantitative and qualitative objectives for any fiscal year in which the Plan is in effect will be determined by the Company in its discretion.

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6.   PAYMENT OF INCENTIVE COMPENSATION AWARDS.  Except as provided in paragraph
     7, incentive compensation awards under this Plan will be fully paid in cash within ninety (90) days after the end of the Plan Year, or deferred in whole or in part based on a written request for deferral submitted by the Participant and approved by the Company in accordance with procedures established by the Company.

7.  CHANGE IN CONTROL OF THE COMPANY

     7.1 CONTRARY PROVISIONS. Notwithstanding anything contained in the Plan to the contrary, the provisions of this paragraph 7 shall govern and supersede any inconsistent terms or provisions of the Plan.

     7.2 CHANGE IN CONTROL. For purposes of the Plan, Change in Control shall mean any of the following events:

          7.2.1 The acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of twenty percent (20%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"); provided, however, that for purposes of this paragraph 8(b)(1),
                 --------  -------
                 the Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's beneficial Ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

          7.2.2 The individuals who are members of the Incumbent Board (as defined below) cease for any reason to constitute at least two-thirds (2/3) of the Board. The "Incumbent Board" shall include the individuals who as of August 23, 1993 are members of the Board and any individual becoming a director subsequent to August 23, 1993 whose election, or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board; provided, however, that any individual who is not a
                        --------  -------
                 member of the Incumbent Board at the time he or she becomes a member of the Board shall become a member of the Incumbent Board upon the completion of two (2) full years as a member of the Board; provided, further, however, that notwithstanding the
                            --------  -------  -------
                 foregoing, no individual shall be considered a member of the Incumbent Board if such individual initially assumed office (i) as a result of either an actual or threatened "election contest" (within the meaning of Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") or (ii) with the approval of the other Board members, but by reason of any agreement intended to avoid or settle a Proxy Contest; or

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          7.2.3  Approval by stockholders of the Company of (i) a merger or consolidation involving the Company if the stockholders of the Company, immediately before such merger or consolidation, do not own, directly or indirectly immediately following such merger or consolidation, more than eighty percent (80%) of the combined voting power of the outstanding voting securities of the Company resulting from such merger or consolidation in substantially the same proportion as their ownership of the Voting Securities immediately before such merger or consolidation or (ii) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

          7.2.4 Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because twenty percent (20%) or more of the then outstanding Voting Securities is acquired by (i) a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by the Company or (ii) any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition.

          7.2.5 Moreover, notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided, that if a Change in Control
                                        --------
                 would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such share acquisition by the Company the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the Percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

          7.2.6 Notwithstanding anything contained in this Plan to the contrary, if a Participant's employment is terminated prior to a Change in Control and the Participant reasonably demonstrates that such termination (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (ii) otherwise occurred in connection with or in anticipation of a Change in Control which actually occurs, then for all purposes of this Plan, the date of a Change in Control in respect of such Participant shall mean the date immediately prior to the date of termination of such Participant's employment.

     7.3 PAYMENT UPON A CHANGE IN CONTROL. Upon a Change in Control, the incentive compensation award for a Plan Year ending prior to the date of the

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          Change in Control for which payment has not previously been made shall be unconditionally payable in cash to each Participant.

          7.3.1 If a Change in Control occurs with approval of the Board granted prior to any such Change in Control, incentive compensation awards for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such awards to be the Target percentage of each Participant's base salary or such higher percentage as may be approved by the Committee.

          7.3.2 If a Change in Control occurs without approval of the Board granted prior to any such Change in Control, incentive compensation awards for the Plan Year during which the Change in Control occurs shall be unconditionally payable to each Participant, such awards to be two (2) times the Target percentage of each Participant's base salary; provided,
                                                               --------
                 however, that in any case, if a Change in Control occurs before
                 -------
                 Target percentages shall have been established for a Plan Year, the Target percentages for such Plan Year shall be no less favorable to the Participants than the Target percentages for the prior Plan Year. Unless the Committee directs an earlier payment, incentive compensation awards payable in accordance with this paragraph 7.3.2 shall be paid in cash on or before the earlier of the date which is five (5) days following the date of the Change of Control or the date determined in accordance with paragraph 6 above.

     7.4 CONTINUATION OF THE PLAN. For a period of two (2) Plan Years following the Plan Year in which a Change of Control occurs, the Plan shall not be terminated or amended in any way (including, but not limited to, restricting or limiting the right to participate in the Plan of any person who is a Participant on the day prior to the date of the Change in Control), nor shall the manner in which the Plan is administered be changed in a way that adversely affects the level of participation or reward opportunities of any Participant; provided,
                                                                    --------
          however, that the Plan shall be amended as necessary to make
          -------
          appropriate adjustments for (i) any negative effect that the costs of expenses incurred by the Company in connection with the Change in Control may have on the benefits payable under the Plan and (ii) any changes to the Company (including, but not limited to, changes in corporate structure or capitalization, acquisitions or dispositions and increased interest expense as a result of the incurrence or assumption by the Company of acquisition indebtedness) following the Change in Control so as to preserve the reward opportunities and performance targets for comparable performance under the Plan as in effect on the date immediately prior to the Change in Control.

     7.5 NO AMENDMENT OR TERMINATION OF CHANGE IN CONTROL PROVISION. This paragraph 7 shall not be amended or terminated at any time. Any amendment or termination of the Plan prior to a Change in Control which (i) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control or (ii) otherwise arose in

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          connection with or in anticipation of a Change in Control shall be null and void and shall have no effect whatsoever.

     7.6 TRUST ARRANGEMENT. All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and the benefits hereunder shall be paid only from the general asset of the Company; provided, however,
                                                              --------  -------
          nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

8. NON-ASSIGNABILITY. No payment awarded under this Plan nor any right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void and shall not be recognized or given effect by the Company.

9. AMENDMENT OF PLAN. Subject to the restrictions set forth in Section 7.5, the Committee has the authority to amend or modify this Plan at any time in its discretion.

10. TERMINATION OF PLAN. Subject to the restrictions set forth in Section 7.5 and in this Section 10, the Committee also has the authority to terminate this Plan at any time. At its August meeting in each Plan Year, the Committee may terminate the Plan for that Plan Year in its discretion. In the event of termination at the August meeting, no Participant will be entitled to any incentive compensation award under the Plan for that Plan Year. If the Committee terminates the Plan at any time other than the August meeting, such termination may only be prospective and Participants will be entitled to receive a pro-rata incentive compensation award calculated under the terms and conditions of the Plan for the Plan Year in which the termination occurs.

11. NO RIGHT TO EMPLOYMENT. Nothing in the Plan or in any notice of award pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company nor affect the Company's right to terminate the employment of any person.

12. GOVERNING LAW. This Plan and the rights of all persons claiming rights under the Plan shall be governed by and interpreted in accordance with the laws of the State of Georgia, excluding its provisions regarding conflicts of laws.

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